As filed with the Securities and Exchange Commission on January 10, 2017.

Registration No. 333-212739

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to the

FORM S-4

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Colony NorthStar, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	6500 (Primary Standard Industrial Classification Code Number)	35-2563017 (I.R.S. Employer Identification Number)

c/o NorthStar Asset Management Group Inc.
399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Ronald J. Lieberman, Esq.
Secretary
c/o NorthStar Asset Management Group Inc.
399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:

Ronald J. Lieberman, Esq. NorthStar Asset Management Group Inc. Executive Vice President, General Counsel and Secretary 399 Park Avenue, 18th Floor New York, New York 10022 (212) 547-2600	Ronald M. Sanders, Esq. Colony Capital, Inc. Chief Legal Officer and Secretary 515 S. Flower Street, 44th Floor Los Angeles, California 90071 (310) 282-8820	Ronald J. Lieberman, Esq. NorthStar Realty Finance Corp. Executive Vice President, General Counsel and Secretary 399 Park Avenue, 18th Floor New York, New York 10022 (212) 547-2600

Mitchell S. Eitel, Esq. Robert W. Downes, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000	Adam M. Turteltaub, Esq. Michael E. Brandt, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000	Daniel M. LeBey, Esq. David S. Freed, Esq. Vinson & Elkins L.L.P. 666 Fifth Avenue, 26th Floor New York, New York 10103 (212) 237-0000

Philip Richter, Esq. Steven G. Scheinfeld, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000	Michael D. Schiffer, Esq. Venable LLP 750 E. Pratt Street, Suite 900 Baltimore, Maryland 21202 (410) 244-7400

Approximate date of commencement of the proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-212739

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

EXPLANATORY NOTE

This post-effective Amendment No. 1 to Colony NorthStar, Inc.’s Registration Statement on Form S-4 (Registration No. 333-212739) originally filed with the U.S. Securities and Exchange Commission on July 29, 2016 (as amended by Amendment No. 1, filed September 15, 2016, Amendment No. 2, filed October 17, 2016 and Amendment No. 3, filed November 14, 2016), is being filed for the sole purpose of amending the exhibit index to include Exhibits No. 8.6 and 23.9 filed herewith.

Item 21.                          Exhibits and Financial Statement Schedules

A LIST OF THE EXHIBITS INCLUDED AS PART OF THIS REGISTRATION STATEMENT IS SET FORTH IN THE EXHIBIT INDEX THAT IMMEDIATELY PRECEDES SUCH EXHIBITS AND IS INCORPORATED HEREIN BY REFERENCE.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on January 10, 2017.

COLONY NORTHSTAR, INC.

By:	*
	Name:	Albert Tylis
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 10, 2017.

Signature	Title

*	Director
David T. Hamamoto

*	President
Albert Tylis	(Principal Executive Officer)

/s/ Debra A. Hess	Treasurer
Debra A. Hess	(Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Debra A. Hess
Debra A. Hess
as Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

2.1*†

Agreement and Plans of Merger, dated as of June 2, 2016, among NorthStar Realty Finance Corp., Colony Capital, Inc., NorthStar Asset Management Group Inc., Colony NorthStar, Inc. (formerly known as New Polaris Inc.), New Sirius Inc., NorthStar Realty Finance Limited Partnership, Sirius Merger Sub-T, LLC and New Sirius Merger Sub, LLC (attached as Annex A to the joint proxy statement/prospectus contained in this Registration Statement)

2.2*†

Letter Agreement, dated as of July 28, 2016, among NorthStar Realty Finance Corp., Colony Capital, Inc., NorthStar Asset Management Group Inc., Colony NorthStar, Inc. (formerly known as New Polaris Inc.), Sirius Merger Sub-T, LLC, NorthStar Realty Finance Limited Partnership, New Sirius Inc. and New Sirius Merger Sub LLC (included as part of Annex A to the joint proxy statement/prospectus contained in this Registration Statement)

2.3*†

Letter Agreement, dated as of October 16, 2016, among NorthStar Realty Finance Corp., Colony Capital, Inc., NorthStar Asset Management Group Inc., Colony NorthStar, Inc. (formerly known as New Polaris Inc.), Sirius Merger Sub-T, LLC, NorthStar Realty Finance Limited Partnership, New Sirius Inc. and New Sirius Merger Sub LLC (included as part of Annex A to the joint proxy statement/prospectus contained in this Registration Statement)

2.4*

NSAM/NRF Side Agreement, dated as of June 2, 2016, among NorthStar Asset Management Group Inc., NorthStar Realty Finance Corp. and NSAM J-NRF Ltd (attached as Annex K to the joint proxy statement/prospectus contained in this Registration Statement)

3.1*	Articles of Incorporation of Colony NorthStar, Inc.

3.2*	Articles of Amendment to the Articles of Incorporation of Colony NorthStar, Inc., dated July 11, 2016

3.3*	Bylaws of Colony NorthStar, Inc.

5.1*	Validity Opinion of Venable LLP

8.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters

8.2*	Opinion of Hogan Lovells US LLP as to certain tax matters

8.3*	Opinion of Hogan Lovells US LLP as to certain tax matters

8.4*	Opinion of Vinson & Elkins L.L.P. as to certain tax matters

8.5*	Opinion of Vinson & Elkins L.L.P. as to certain tax matters

8.6**	Opinion of Hogan Lovells US LLP as to certain tax matters

10.1

Executive Letter Agreement, dated June 2, 2016, among Debra Hess, NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 10.1 to NorthStar Asset Management Group Inc.’s Current Report on Form 8-K on June 8, 2016)

10.2

Side Letter, dated October 13, 2016, amending Executive Letter Agreement, dated June 2, 2016, among Debra Hess, NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 10.1 to NorthStar Asset Management Group Inc.’s Current

Report on Form 8-K on October 17, 2016)

10.3

Executive Letter Agreement, dated June 2, 2016, among Daniel R. Gilbert, NorthStar Asset Management Group Inc., NorthStar Realty Finance Corp., NorthStar Asset Management Group, LTD. and NSAM Bermuda, LTD. (incorporated by reference to Exhibit 10.2 to NorthStar Asset Management Group Inc.’s Current Report on Form 8-K on June 8, 2016)

10.4

Side Letter, dated October 13, 2016, amending Executive Letter Agreement, dated June 2, 2016, among Daniel R. Gilbert, NorthStar Asset Management Group Inc., NorthStar Realty Finance Corp., NorthStar Asset Management Group, LTD. and NSAM Bermuda, LTD (incorporated by reference to Exhibit 10.2 to NorthStar Asset Management Group Inc.’s Current Report on Form 8-K on October 17, 2016)

10.5

Executive Letter Agreement, dated June 2, 2016, among David T. Hamamoto, NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 10.3 to NorthStar Asset Management Group Inc.’s Current Report on Form 8-K on June 8, 2016)

10.6

Side Letter, dated October 13, 2016, amending Executive Letter Agreement, dated June 2, 2016, among David T. Hamamoto, NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 10.3 to NorthStar Asset Management Group Inc.’s Current Report on Form 8-K on October 17, 2016)

10.7

Executive Letter Agreement, dated June 2, 2016, among Ronald J. Lieberman, NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 10.4 to NorthStar Asset Management Group Inc.’s Current Report on Form 8-K on June 8, 2016)

10.8

Side Letter, dated October 13, 2016, amending Executive Letter Agreement, dated June 2, 2016, among Ronald J. Lieberman, NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 10.4 to NorthStar Asset Management Group Inc.’s Current Report on Form 8-K on October 17, 2016)

10.9

Executive Letter Agreement, dated June 2, 2016, among Albert Tylis, NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 10.5 to NorthStar Asset Management Group Inc.’s Current Report on Form 8-K on June 8, 2016)

10.10

Side Letter, dated October 13, 2016, amending Executive Letter Agreement, dated June 2, 2016, among Albert Tylis, NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 10.5 to NorthStar Asset Management Group Inc.’s Current Report on Form 8-K on October 17, 2016)

23.1*	Consent of Venable LLP (included as part of the opinion filed as Exhibit 5.1 hereto)

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of the opinion filed as Exhibit 8.1 hereto)

23.3*	Consent of Hogan Lovells US LLP (included as part of the opinions filed as Exhibits 8.2 and 8.3 hereto)

23.4*	Consent of Vinson & Elkins L.L.P. (included as part of the opinions filed as Exhibits 8.4 and 8.5 hereto)

23.5*	Consent of Grant Thornton to NorthStar Asset Management Group Inc.

23.6*	Consent of Grant Thornton to NorthStar Realty Finance Corp.

23.7*	Consent of Ernst & Young to Colony Capital, Inc.

23.8*	Consent of Ernst & Young to Townsend Holdings LLC

23.9**	Consent of Hogan Lovells US LLP (included as part of the opinion filed as Exhibit 8.6 hereto)

24.1*	Power of Attorney (included on the signature page of the Registration Statement filed with the SEC on July 29, 2016)

99.1*	Consent of Evercore Group L.L.C.

99.2*	Consent of Goldman, Sachs & Co.

99.3*	Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated

99.4*	Consent of UBS Securities LLC

99.5*	Form of Proxy of NorthStar Asset Management Group Inc.

99.6*	Form of Proxy of Colony Capital, Inc.

99.7*	Form of Proxy of NorthStar Realty Finance Corp.

99.8*	Form of Articles of Amendment and Restatement of Colony NorthStar, Inc. (attached as Annex B to the joint proxy statement/prospectus contained in this Registration Statement)

99.9*	Form of Amended and Restated Bylaws of Colony NorthStar, Inc. (attached as Annex C to the joint proxy statement/prospectus contained in this Registration Statement)

99.10*

NorthStar Voting Agreement, dated as of June 2, 2016, by and among NorthStar Realty Finance Corp., NorthStar Asset Management Group Inc. and each of the persons listed on Schedule A thereto (attached as Annex I to the joint proxy statement/prospectus contained in this Registration Statement)

99.11*

Colony Voting Agreement, dated as of June 2, 2016, by and among Colony Capital, Inc., and each of the persons listed on Schedule A thereto (attached as Annex J to the joint proxy statement/prospectus contained in this Registration Statement)

99.12*

MSD Voting Agreement, dated as of October 16, 2016, by and among MSD Partners, L.P., MSD Torchlight Partners, L.P., MSD Capital, L.P., MSD Sparrowhawk, L.P., Orange Marlin Investments, L.P. and NorthStar Asset Management Group Inc. (attached as Annex L to the joint proxy statement/prospectus contained in this Registration Statement)

99.13*	Consent of Jon A. Fosheim

99.14*	Consent of Douglas Crocker II

99.15*	Consent of Thomas J. Barrack, Jr.

99.16*	Consent of Nancy A. Curtin

99.17*	Consent of George G. C. Parker

99.18*	Consent of John A. Somers

99.19*	Consent of John L. Steffens

*                      Previously filed.

**               Filed herewith.

†                      Annexes, schedules, and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.